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                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   April 15, 1997
                                                  (April 10, 1997)

                             TORCHMARK CORPORATION
            (Exact name of registrant as specified in its charter)

   Delaware                          1-8052                      63-0780404
(State or other                  (Commission File             (I.R.S. Employer
jurisdiction of                      Number)                 Identification No.)
incorporation)

2001 Third Avenue South, Birmingham, Alabama                         35233
(Address of principal executive offices)                           (Zip Code)

Registrant's telephone number, including area code:  (205) 325-4200

                                     None
         (Former name or former address, if changed since last report)

                           Index of Exhibits page 2.

                  Total number of pages in this report is 3.

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        Item 5.  Other Events.

             As previously reported, a jury in Chambers County, Alabama Circuit Court returned a verdict of $333,000 compensatory damages and $17.2 million in punitive damages against Liberty National Life Insurance Company ("Liberty") on June 11, 1996, in McQuiston v. Liberty National Life Insurance Company
                  ----------------------------------------------------
(CV-94-234). The case arose out of a claim which had been denied due to an alleged misrepresentation in the application. There was a recorded telephone interview with the applicant in which a statement was given which Liberty alleges was a misrepresentation of the health of the proposed insured. After the litigation was filed, it was learned that the applicant's signature on the application was neither that of the insured nor his wife. Upon verification of this fact, Liberty paid the $20,000 claim proceeds into court. Liberty filed various motions for post-trial relief with the Court, subject to post-trial discovery. A post-trial hearing was held on March 28, 1997, wherein plaintiff conceded that a new trial was appropriate on the ground that the verdict returned was a quotient verdict. On April 10, 1997, the Circuit Court Judge entered an order granting a new trial. Liberty's Motion for Judgment Notwithstanding the Verdict was denied.

        Item 7.  Financial Statements and Exhibits.

             No financial statements, pro forma financial information or exhibits are required to be filed with this Form 8-K.
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                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        TORCHMARK CORPORATION

Date:  April 15, 1997                      /s/ Michael J. Klyce
                                          ----------------------------
                                          Michael J. Klyce
                                          Vice President and Treasurer